UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013 (October 31, 2013)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.	Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On October 31, 2013, State Auto Financial Corporation (the “Company”) issued a press release disclosing the Company’s results of operations for the three- and nine-month periods ended September 30, 2013 (the “Release”). The full text of the Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Release included a non-GAAP financial measure, net income (loss) from operations per diluted share. Net income (loss) from operations differs from GAAP net income (loss) only by the exclusion of realized capital gains (losses), net of applicable taxes, on investment activity for the periods being reported. For the three-month periods ended September 30, 2013 and 2012, GAAP net income (loss) was $0.45 per diluted share and $(0.14) per diluted share, respectively, while net income (loss) from operations was $0.33 per diluted share and $(0.25) per diluted share for the same respective periods. For the three-month period ended September 30, 2013, realized capital gains, net of applicable taxes, increased the GAAP net income per diluted share by $0.12. For the three-month period ended September 30, 2012, realized capital gains, net of applicable taxes, decreased the GAAP net loss per diluted share by $0.11.

Management uses net income (loss) from operations because it believes this calculation better indicates the Company’s operating performance than GAAP net income (loss) in that net income (loss) from operations excludes the sometimes volatile realized capital gains/losses, net of applicable federal income taxes, that can produce inconsistent results.

The Release also included non-GAAP financial measures as to the combined ratio. The GAAP combined ratio for the three- and nine-month periods ended September 30, 2013, was 101.4 and 101.7, respectively. Excluding the impact of the homeowners quota share arrangement(1), the combined ratio for the three- and nine-month periods ended September 30, 2013 would have been 97.9 and 99.3, respectively. Excluding the impact of the homeowners quota share arrangement(1) and the runoff of business related to the termination of several programs written through the Company’s former RED unit, the combined ratio for the nine-month period ended September 30, 2013, would have been 97.8. Management believes this non-GAAP financial measure provides investors with meaningful information concerning the Company’s first nine months’ 2013 combined ratio.

(1)	Homeowners quota share arrangement: On December 31, 2011, the State Auto Group entered into a quota share reinsurance agreement with a syndicate of unaffiliated reinsurers covering its homeowners book of business.

Section 7.	Regulation FD

Item 7.01.	Regulation FD Disclosure.

The Company’s management conducted a conference call on October 31, 2013, at approximately 11:00 a.m., ET, to review the Company’s financial results for the three- and nine-month periods ended September 30, 2013, and to respond to questions from interested investors and financial analysts. A transcript of the conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In addition to the Consolidated Statements of Income and reconciliation schedules included with the Release, the Company makes available on its website additional supplemental schedules containing financial information for the Company. This information is available at www.stateauto.com by clicking “News Releases” under the “Investors” tab.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by State Auto Financial Corporation on October 31, 2013, regarding results of operations for the three- and nine-month periods ended September 30, 2013.

99.2	Transcript of conference call held by management of State Auto Financial Corporation on October 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: November 6, 2013	By	/s/ Steven E. English
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by State Auto Financial Corporation on October 31, 2013, regarding results of operations for the three- and nine-month periods ended September 30, 2013.

99.2	Transcript of conference call held by management of State Auto Financial Corporation on October 31, 2013.